EXHIBIT 10.2

CERTIFICATE OF
AGENTS COMPENSATION OPTIONS TO PURCHASE
UNITS OF
APOLLO GOLD CORPORATION

No. CW-2008-002	734,517 Options

THIS CERTIFIES that, for value received, Blackmont Capital Inc. 181 Bay Street, Brookfield Place, Suite 900, Toronto ON M5J 2T3 (the “Agent”), is the registered holder of 734,517 Agent Compensation Options (the “Options”), each Option entitling the holder, subject to the terms and conditions set forth in this Certificate, to purchase from Apollo Gold Corporation (the “Company”) one unit (an “Agent Unit” and collectively the “Agent Units”), with each Agent Unit being comprised of one Common Share (as defined below) (an “Agent Unit Share”) and one-half of one Common Share purchase warrant (an “Agent Unit Warrant”), at a price of CDN.$0.60 per Agent Unit (the "Exercise Price") any time commencing on the date hereof and continuing up to 5:00 p.m. (Toronto time) (the “Time of Expiry”) on July 24, 2012 (the “Expiry Date”). The certificate representing the form of the Agent Unit Warrants is attached hereto as Schedule “A”. Each whole Agent Unit Warrant is exercisable for one Common Share (an “Agent Unit Warrant Share”) any time commencing on the date hereof and continuing up to the Time of Expiry on the Expiry Date on payment of CDN.$0.78 per Agent Unit Warrant Share. The number of Agent Units which the Agent is entitled to acquire upon exercise of the Options and the Exercise Price are subject to adjustment as hereinafter provided.

For the purposes of this certificate, the term "Common Share" means a common share in the capital of the Company.

1.	Exercise of Agent Options

(a)
Notice of Exercise. The rights evidenced by this Certificate may be exercised by the Agent in whole or part and in accordance with the provisions hereof by delivery of a Notice of Exercise in substantially the form attached hereto as Schedule “B” (the “Notice of Exercise”), properly completed and executed, together with payment of the Exercise Price by certified cheque, bank draft or money order payable to the order of the Company for the number of Agent Units specified in the Notice of Exercise at the principal office of the Company, at its head office or such other address as may be notified in writing by the Company (the “Company Office”). In the event that the rights evidenced by this Certificate are exercised in part, the Company shall, contemporaneously with the issuance of the Agent Units issuable on the exercise of the Options so exercised, issue to the Agent a certificate on identical terms in respect of that number of Options in respect of which the Agent has not exercised the rights evidenced by this Certificate.

(b)
Exercise. The Company shall, on the date it receives a duly executed Notice of Exercise and the Exercise Price for the number of Agent Units specified in the Notice of Exercise (the “Exercise Date”), issue that number of Agent Unit Shares and Agent Unit Warrants specified in the Notice of Exercise, and such Agent Unit Shares shall be issued as fully paid and non-assessable common shares in the capital of the Company.

(c)
Certificates. As promptly as practicable after the Exercise Date and, in any event, within three (3) business days of receipt of the Notice of Exercise and the Exercise Price for the number of Agent Units specified in the Notice of Exercise, the Company shall issue and deliver or cause to be issued and delivered to the Agent, registered in such name or names as the Agent may direct or, if no such direction has been given, in the name of the Agent described above, a certificate or certificates for the number of Agent Unit Shares and Agent Unit Warrants specified in the Notice to Exercise. To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Agent with respect to the number of Options which have been exercised as such shall cease, and the person or persons in whose name or names any certificate or certificates for Agent Unit Shares and Agent Unit Warrants shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Agent Unit Shares and Agent Unit Warrants represented hereby.

(d)
Not a Shareholder. Nothing contained in this Certificate shall be construed as conferring upon the Agent any right or interest whatsoever as a holder of common shares of the Company or any other right or interest except as herein expressly provided.

(e)
Fractional Shares or Warrants. No fractional Agent Unit Shares or Agent Unit Warrants shall be issued upon exercise of any Options and no payment or adjustment shall be made upon any exercise on account of any cash dividends on the Agent Unit Shares issued upon such exercise. If the number of Agent Unit Shares and Agent Unit Warrants to which the Agent would otherwise so be entitled upon exercise of any Options is not a whole number, then the number of Agent Unit Shares or Agent Unit Warrants to be issued shall be rounded down to the next whole number.

(f)
Lock-Up. The Options shall not be exercisable for a period of 180 days from July 24, 2008. Additionally, the Options and the securities underlying the Options may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Options or the underlying securities by any person for a 180-day period from July 24, 2008.

2.

2.	Adjustment to Subscription Rights

(a)
The rights of the Agent hereunder, including the number of Agent Units issuable upon the exercise of the Options, will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this Section 2.

(b)	The Exercise Price in effect at any date from the date hereof to the Time of Expiry on the Expiry Date (the “Adjustment Period”) will be subject to adjustment from time to time as follows:

(i)
Share Reorganization: If and whenever at any time during the Adjustment Period, the Company shall (A) subdivide, redivide or change the outstanding Common Shares into a greater number of Common Shares, (B) consolidate, combine or reduce the outstanding Common Shares into a lesser number of Common Shares, or (C) fix a record date for the issue of Common Shares or securities convertible into or exchangeable for Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution, then, in each such event, the Exercise Price shall, on the record date for such event or, if no record date is fixed, the effective date of such event, be adjusted so that it will equal the rate determined by multiplying the Exercise Price in effect immediately prior to such date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such date before giving effect to such event, and of which the denominator shall be the total number of Common Shares outstanding on such date after giving effect to such event. Such adjustment shall be made successively whenever any such event shall occur. Any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for such stock dividend for the purpose of calculating the number of outstanding Common Shares under paragraphs 2(b)(i) and (ii) hereof.

3.

(ii)
Rights Offering: If and whenever at any time during the Adjustment Period, the Company shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price (as defined below) on such record date, then the Exercise Price shall be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus the number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, provided that if two or more such record dates referred to in this paragraph 2(b)(ii) are fixed within a period of 25 business days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

4.

(iii)
Distribution: If and whenever at any time during the Adjustment Period, the Company shall fix a record date for the making of a distribution to all or substantially all of the holders of Common Shares of (A) shares of any class other than Common Shares whether of the Company or any other corporation, (B) rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares or property or other assets of the Company (other than rights, options or warrants exercisable by the holders thereof within a period expiring not more than 45 days after the record date for such issue or distribution to acquire Common Shares or securities exchangeable for or convertible into Common Shares at a price per share, or at an exchange or conversion price per share in the case of securities exchangeable for or convertible into Common Shares, of at least 95% of the Current Market Price of the Common Shares on such record date), (C) evidences of indebtedness, or (D) cash, securities or other property or assets then, in each such case and if such distribution does not fall under clauses (i) or (ii) above, the Exercise Price will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which the Company announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors, acting reasonably and in good faith, at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price. Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this paragraph 2(b)(iii) are fixed within a period of 25 business days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon such rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

(c)
Reclassifications: If and whenever at any time during the Adjustment Period, there is (A) any reclassification of or amendment to the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Company (other than as described in subsection 2(b) hereof), (B) any consolidation, amalgamation, arrangement, merger or other form of business combination of the Company with or into any other corporation resulting in any reclassification of the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Company, or (C) any sale, lease, exchange or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or entity, then, in each such event, the holder of this Option which is thereafter exercised shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which such holder was theretofore entitled upon such exercise, the kind and number or amount of shares or other securities or property which such holder would have been entitled to receive as a result of such event if, on the effective date thereof, such holder had been the registered holder of the number of Common Shares to which such holder was theretofore entitled upon such exercise. If necessary as a result of any such event, appropriate adjustments will be made in the application of the provisions set forth in this subsection with respect to the rights and interests thereafter of the Agent to the end that the provisions set forth in this subsection will thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Option. Any such adjustments will be made by and set forth in an instrument supplemental hereto approved by the directors, acting reasonably, and shall for all purposes be conclusively deemed to be an appropriate adjustment.

5.

(d)
If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of subsection 2(b) of this Agent Compensation Option certificate, then the number of Agent Unit Shares purchasable upon the subsequent exercise of the Options shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Agent Unit Shares purchasable upon the exercise of the Options immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

3.	Rules Regarding Calculation of Adjustment of Exercise Price:

(a)	The adjustments provided for in Section 2 are cumulative and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 3.

(b)
No adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price and no adjustment in the Exercise Price is required unless such adjustment would result in a change of at least one one-hundredth of a Agent Unit Share; provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(c)
No adjustment in the Exercise Price will be made in respect of any event described in Section 2 if the Agent is entitled to participate in such event on the same terms, mutatis mutandis, as if the Agent had exercised this Option prior to or on the effective date or record date of such event.

(d)
If at any time a question or dispute arises with respect to adjustments provided for in Section 2, such question or dispute will be conclusively determined by the auditor of the Company or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the directors of the Company and any such determination, subject to regulatory approval and absent manifest error, will be binding upon the Company and the Agent. The Company will provide such auditor or chartered accountant with access to all necessary records of the Company.

6.

(e)
In case the Company after the date of issuance of this Option takes any action affecting the Common Shares, other than action described in Section 2, which in the opinion of the board of directors of the Company would materially adversely affect the rights of the Agent, the Exercise Price and/or the number of Common Shares issuable on the exercise of the Options, as applicable, will be adjusted in such manner, if any, and at such time, by action of the directors of the Company in their sole discretion, acting reasonably and in good faith, determines to be equitable to the Agent but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors of the Company so as to provide for an adjustment on or prior to the effective date of any action by the Company affecting the Common Shares will be conclusive evidence that the board of directors of the Company has determined that it is equitable to make no adjustment in the circumstances.

(f)
If the Company sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price will be required by reason of the setting of such record date.

(g)
In the absence of a resolution of the directors of the Company fixing a record date for any event which would require any adjustment to this Option, the Company will be deemed to have fixed as the record date therefor the date on which the event is effected.

(h)
As a condition precedent to the taking of any action which would require any adjustment to this Option, including the Exercise Price, the Company shall take any corporate action which may be necessary in order that the Company or any successor to the Company or successor to the undertaking or assets of the Company have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Agent is entitled to receive on the full exercise hereof and thereof in accordance with the provisions hereof.

(i)
The Company will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 2, forthwith give notice to the Agent specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exercise Price.

(j)
The Company covenants to and in favour of the Agent that so long as this Option remains outstanding, it will give notice to the Agent of the effective date or of its intention to fix a record date for any event referred to in Section 2 whether or not such action would give rise to an adjustment in the Exercise Price or the number and type of securities issuable upon the exercise of the Options, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Company shall only be required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date or effective date.

7.

(k)
In any case in which this Section shall require that an adjustment shall become effective immediately after a record date for, or an effective date of, an event referred to herein, the Company may defer, until the occurrence and consummation of such event, issuing to the Agent, if an Option is exercised after such record date or effective date and before the occurrence and consummation of such event, the additional Agent Unit Shares or other securities or property issuable upon such exercise by reason of the adjustment required by such event, provided, however, that the Company will deliver to the Agent an appropriate instrument evidencing the Agent’s right to receive such additional Agent Unit Shares or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Agent Unit Shares or other securities or property declared in favour of the holders of record of Common Shares or of such other securities or property on or after the Exercise Date or such later date as the Agent would, but for the provisions of this subsection, have become the holder of record of such additional Agent Unit Shares, Agent Unit Warrants or of such other securities or property.

(l)
Any and all adjustments in connection with the exercise price of the Agent Unit Warrants or the number or type of security issuable upon the exercise of the Agent Unit Warrants shall be made in accordance with the terms of the Agent Unit Warrant certificate attached hereto as Schedule “A”, whether or not those Agent Unit Warrants have been issued.

4.	Consolidation and Amalgamation:

(a)
The Company shall not enter into any transaction whereby all or substantially all or its undertaking, property and assets would become the property of any other corporation (herein called a “successor corporation”) whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Company and the successor corporation shall have executed such instruments and done such things as the Company, acting reasonably, considers necessary or advisable to establish that upon the consummation of such transaction:

(i)	the successor corporation will have assumed all the covenants and obligations of the Company under this Agent Compensation Option certificate, and

8.

(ii)
the Agent Compensation Option and the terms set forth in this Agent Compensation Option certificate will be a valid and binding obligation of the successor corporation entitling the Agent, as against the successor corporation, to all the rights of the Agent under this Agent Compensation Option certificate.

(b)
Whenever the conditions of subsection 4(a) shall have been duly observed and performed the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Company under this Agent Compensation Option in the name of the Company or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Company may be done and performed with like force and effect by the like directors or officers of the successor corporation.

For the purpose of any computation under this Option certificate, the “Current Market Price” at any date means the price per share equal to the volume weighted average trading price at which the common shares of the Company have traded on the Toronto Stock Exchange or the American Stock Exchange or, if the common shares of the Company are not then listed on the Toronto Stock Exchange or the American Stock Exchange, on such other Canadian or U.S. stock exchange as may be selected by the directors of the Company for such purpose or, if the common shares of the Company are not then listed on any Canadian or U.S. stock exchange, in the over-the-counter market, during the period of any 20 consecutive trading days ending not more than five business days before such date; provided that the weighted average trading price shall be determined by dividing the aggregate sale price of all common shares of the Company sold on the said exchange or market, as the case may be, during the said 20 consecutive trading days by the total number of common shares of the Company so sold; and provided further that if the common shares of the Company are not then listed on any Canadian or U.S. stock exchange or traded in the over-the-counter market, then the Current Market Price shall be determined by a firm of independent chartered accountants selected by the directors of the Company.

5.	Replacement

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of these Options and, if requested by the Company, upon delivery of a bond of indemnity satisfactory to the Company (or, in the case of mutilation, upon surrender of these Options) the Company will issue to the Option holder a replacement Certificate evidencing these Options (containing the same terms and conditions as this Certificate).

6.	Transfer of Options

The Options represented by this Certificate and the rights thereunder may not be assigned or transferred.

7.	Expiry Date

The Options shall expire and all rights to purchase Agent Units hereunder shall cease and become null and void at the Time of Expiry on the Expiry Date.

9.

8.	Covenants of the Company

The Company covenants with the Agent that so long as any of the Options remain outstanding that:

(a)	it is duly authorized to enter into and perform its obligations under this Certificate;

(b)
all things necessary have been done and performed to create the Options and to make the Options and this Certificate legal, valid and binding upon the Company with the benefits and subject to the terms of this Certificate;

(c)	it will at all times maintain its corporate existence;

(d)
the Company will, at all times during the Adjustment Period, use commercially reasonable efforts to preserve and maintain its status as (i) a "reporting issuer" or the equivalent thereof not in default under securities legislation of each of the jurisdictions where purchasers of units of the Company under the offering described in the agency agreement dated July 9, 2008 among the Company, Haywood Securities Inc. and Blackmont Capital Inc. are located and any other jurisdiction in which the Company is required to file a prospectus, and (ii) a registrant required to file periodic reports under the U.S. Securities Exchange Act of 1934, as amended;

(e)	it will reserve and keep available a sufficient number of common shares for issuance upon the exercise of the Options and Agent Unit Warrants;

(f)
it will cause the Agent Unit Shares and Agent Unit Warrants from time to time subscribed for pursuant to the Options issued by the Company hereunder, in the manner herein provided, to be duly issued in accordance with the Options and the terms hereof and, in each case free from any and all taxes, liens and charges relating to the issuance thereof;

(g)
it will cause the certificates representing the Agent Unit Shares and Agent Unit Warrants from time to time to be acquired pursuant to the Options in the manner herein provided, to be duly issued and delivered in accordance with the terms hereof and the Agent Unit Warrant certificate, respectively;

(h)	all Agent Unit Shares that shall be issued by the Company upon exercise of the rights provided for herein shall be issued as fully paid and non-assessable common shares of the Company;

(i)
it will, at its expense and as expeditiously as possible, use its best efforts to cause all Agent Unit Shares issuable upon the exercise of the Options to be duly listed on the TSX and the American Stock Exchange (the "AMEX")(and/or any other stock exchange upon which the Shares of the Company may be then listed) prior to the issuance of such shares;

10.

(j)	the Company will well and truly perform and carry out all the acts and things to be done by it as provided in this Certificate;

(k)	it will promptly advise the Agent in writing of any default under the terms of this Certificate;

(l)
if, in the opinion of counsel, any instrument is required to be filed with, or any permission, order or ruling is required to be obtained from, any securities administrator or any other step is required under any federal, provincial or state law of Canada or the United States before the Agent Unit Shares and Agent Unit Warrants may be issued or delivered to the Agent or resold by such Agent, the Company covenants that it will use its best efforts to file such instrument, obtain such permission, order or ruling or take all such other actions, at its expense, as is required or appropriate in the circumstances; and

(m)
it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds, documents, and assurances in law as may be reasonably required for the better accomplishing and effecting of the intentions and provisions of this Certificate.

9.	Inability to Deliver Units

If for any reason, other than the failure or default of the Agent, the Company is unable to issue and deliver the Agent Units or other securities as contemplated herein to the Agent upon the proper exercise by the Agent of the right to purchase any of the Agent Units covered by this Certificate, the Company may pay, at its option and in complete satisfaction of its obligations hereunder, to the Agent, in cash, an amount equal to the difference between the Exercise Price and the fair market value of such Agent Units or other securities on the Exercise Date.

10.	Governing Law

This Certificate shall governed by, and interpreted in accordance with, the laws of the Province of Ontario and federal laws of Canada applicable therein.

11.	Successors

This Certificate shall enure to the benefit of and shall be binding upon the Agent and the Company and their respective successors.

IN WITNESS WHEREOF the Company has caused this Certificate to be signed by its duly authorized officer.

11.

DATED as of the 24th day of July, 2008.

APOLLO GOLD CORPORATION

By:	/s/ G. Michael Hobart
Authorized Signatory

12.